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                           CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the captions "Financial Highlights," "Independent Auditors" and "Financial Statements" and to the use of our report dated October 31, 1996 in the Registration Statement (Form N-1A) of the Universal Capital Growth Fund, a series of Universal Capital Investment Trust, and its incorporation by reference in the related prospectus and statement of additional information filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 7 to the Registration Statement under the Securities Act of 1933 (Registration No. 33-37668) and in this Amendment No. 9 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-6212).

                                                /s/ ERNST & YOUNG LLP
                                                --------------------------
                                                    ERNST & YOUNG LLP

Chicago, Illinois
January 28, 1997